CONSENT OF MILLER AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS




                                                           EXHIBIT 23.2

MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
4350 Wadsworth Blvd., Suite 300                         TELEPHONE (303) 424-2020
Wheat Ridge, CO 80033                                   FACSIMILE (303) 424 2828
                                            E-MAIL: rmccollom@millermccollom.com


We hereby consent to the use incorporated by reference in of the Registration Statement in this Form S-3 of our report dated October 27, 2002 and as revised May 7, 2003 and July 23, 2003 relating to the consolidated financial statements of Innovative Medical Services and consolidated subsidiaries included in the annual report Form 10-KSB for the fiscal years ended July 31, 2002 and July 31, 2001 and to the reference to Miller and McCollom in the Experts section of the Prospectus contained in the Registration Statement.


/s/ Miller and McCollom
------------------------
   Miller and McCollom

July 23, 2003